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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  As independent certified public accountants, we hereby consent to the incorporation by reference in the Form S-3 Registration Statement filed by Signature Resorts, Inc. on or around February 18, 1998, under the Securities Act of 1933 to register 212,717 shares of $0.01 par value Common Stock, of our report included in Signature Resorts, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and our report included in Signature Resorts, Inc.'s Form 8-K/A filed on July 29, 1997, and our report included in Signature Resorts, Inc.'s Form 8-K filed on September 9, 1997, as amended by Signature Resorts, Inc.'s Form 8-K/A filed on October 10, 1997, and as amended by Signature Resorts, Inc.'s Form 8-K/A filed on October 22, 1997, and our report included in Signature Resorts, Inc.'s Form 8-K filed on December 24, 1997 (which supercedes all previously filed reports due to subsequent business combinations accounted for by the pooling of interests method), and to all references to our Firm included in this Registration Statement.

                                          Arthur Andersen LLP

February 18, 1998
Orlando, Florida